Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER AND RELATED SUCCESSION PLAN

•	CFO Steven Paladino will retire on April 29, 2022, to be succeeded by Ronald N. South, Henry Schein’s Vice President, Corporate Finance and Chief Accounting Officer

•	Mr. Paladino to remain a member of Henry Schein’s Board of Directors and become an adviser to the Company following retirement

MELVILLE, N.Y., January 5, 2022 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, announced today that Steven Paladino plans to retire as Executive Vice President and Chief Financial Officer, effective April 29, 2022, after 35 years with the Company. Ronald N. South, Henry Schein’s Vice President, Corporate Finance since 2008 and Chief Accounting Officer since 2013, has been named his successor and will become the Company’s Senior Vice President and Chief Financial Officer, effective April 29, 2022, reporting to Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. The organizational changes announced today reflect the implementation of the Company’s succession plan for its senior finance team.

Mr. Paladino’s 35 years of dedicated service at Henry Schein includes 29 years as CFO. During this time, the Company enjoyed significant financial success, with net sales and diluted earnings per share through fiscal year 2020 rising at a compound annual growth rate of approximately 12% since Henry Schein became a public company in 1995.[1] Mr. Paladino will remain a member of the Company’s Board of Directors, serving until the 2022 Annual Meeting of Stockholders in May, when he is expected to stand for re-election to the Board by a vote of the Company’s stockholders. Mr. Paladino also will advise the Company as a consultant following his retirement.

“After an impressive 35 years of distinguished service to Henry Schein, Steven has decided to spend more time with his family,” Mr. Bergman said. “We are pleased that Steven will remain on the Board of Henry Schein and as an adviser following his retirement. On behalf of the Board of Directors and Team Schein, I would like to thank Steven for his leadership and significant contributions to the Company. The depth and breadth of Steven’s skills and his long-standing relationships with the financial community have been central to the development and execution of our business strategies and strong shareholder value creation. Steven’s retirement is a bittersweet moment for us all. We wish Steven a happy and well-deserved retirement.”

“I am honored to have worked alongside Stan, the Board of Directors, the Company’s Executive Management Committee members, and my fellow Team Schein Members to help grow this organization,” said Mr. Paladino. “Having worked with Ron South for more than a dozen years, I am confident that he is the right financial leader for Henry Schein and worthy of this promotion.”

Since joining the Company in 2008, Mr. South has reported to Mr. Paladino. As Vice President, Corporate Finance and Chief Accounting Officer, Mr. South has overseen the Company’s internal and external financial reporting and corporate tax functions.

“Ron is a seasoned strategic and financial executive,” Mr. Bergman said. “His deep and broad institutional knowledge, and his experience in public accounting of more than 15 years with PWC, and in the areas of corporate finance, internal audit, and strategic planning, with Fortune 500 companies for over a decade, will serve him well in his new role as CFO. Ron will join the Company’s Executive Management Committee and I am confident Ron will continue Steven’s disciplined stewardship of our solid balance sheet, accounting practices, and financial systems to support our business growth. We expect a seamless transition.”

“I would like to thank Steven for his invaluable leadership and mentorship. He has been an instrumental leader in Henry Schein’s financial success, and I look forward to building upon the strong foundation that he created,” said Mr. South.

Additionally, Henry Schein announced that Olga Timoshkina, who joined Henry Schein this past September as Vice President, Corporate Controller, will succeed Mr. South as Vice President, Corporate Finance and Chief Accounting Officer, reporting to Mr. South. In this role, Ms. Timoshkina will be responsible for global accounting and reporting matters, leading SEC and internal reporting, accounting policy, controls and general accounting functions. Ms. Timoshkina joined Henry Schein with more than 24 years of experience at EY, where she served in multiple roles, including seven years as a partner for EY’s Financial Accounting Advisory Services team in New York.

“With broad experience advising multiple global companies on complex matters in financial reporting, process improvements, and operational challenges, including extensive experience with acquisitions, I am confident that Olga will be successful in the transition to her new role as Vice President, Corporate Finance and Chief Accounting Officer,” said Mr. Bergman.

“Olga is a true professional who will contribute significantly to the work of Henry Schein’s Finance team,” said Mr. South. “We were delighted when she joined our Company and especially pleased that she is taking on this new role as we position Henry Schein for continued growth in the years ahead.”

[1]

The calculation of diluted EPS is based on certain non-GAAP results, and a reconciliation is available on our website at slides 22 and 34, see https://www.henryschein.com/us-en/images/corporate/corporatepres-Q3-2021.pdf.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 21,000 Team Schein Members worldwide, the Company’s network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries and territories. The Company’s net sales reached $10.1 billion in 2020, and have grown at a compound annual rate of approximately 12 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements include the impact of the Company’s announced CFO succession plan and are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms. A fuller discussion of our operations, financial condition and status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations. Forward looking statements include the overall impact of the Novel Coronavirus Disease 2019 (COVID-19) on the Company, its results of operations, liquidity, and financial condition (including any estimates of the impact on these items), the rate and consistency with which dental and other practices resume or maintain normal operations in the United States and internationally, expectations regarding PPE and COVID-19 related product sales and inventory levels, whether additional resurgences or variants of the virus will adversely impact the resumption of normal operations, whether vaccine mandates will adversely impact the Company (by disrupting our workforce and/or business), whether supply chain disruptions will adversely impact our business, the impact of restructuring programs as well as of any future acquisitions, and more generally current expectations regarding performance in current and future periods. Forward looking statements also include the (i) ability of the Company to make additional testing available, the nature of those tests and the number of tests intended to be made available and the timing for availability, the nature of the target market, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures and (ii) potential for the Company to distribute the COVID-19 vaccines and ancillary supplies.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: risks associated with COVID-19 and any variants thereof, as well as other disease outbreaks, epidemics, pandemics, or similar wide spread public health concerns and other natural disasters or acts of terrorism; our dependence on third parties for the manufacture and supply of our products; our ability to develop or acquire and maintain and protect new products (particularly technology products) and technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; the potential repeal or judicial prohibition on implementation of the Affordable Care Act; changes in the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic and political conditions, including international trade agreements and potential trade barriers; failure to comply with existing and future regulatory requirements; risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the confidentiality of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation; litigation risks; new or unanticipated litigation developments and the status of litigation matters; cyberattacks or other privacy or data security breaches; risks associated with our global operations; our dependence on our senior management, as well as employee hiring and retention; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Steven Paladino	or	Graham Stanley
	Executive Vice President and CFO		Vice President, Investor Relations and
	steven.paladino@henryschein.com		Strategic Financial Project Officer
	(631) 843-5500		graham.stanley@henryschein.com
(631) 843-5963
Media: Ann Marie Gothard
Vice President, Global Corporate Media Relations
annmarie.gothard@henryschein.com
(631) 390-8169

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Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747